                                                                   EXHIBIT 99.7

                         INDEPENDENT AUDITORS' REPORT

The Stockholder
Keystone Towing, Inc.:

  We have audited the accompanying balance sheets of Keystone Towing, Inc. ("Keystone") as of December 31, 1996 and 1997, and the related statements of operations, stockholder's equity, and cash flows for the years then ended. These financial statements are the responsibility of Keystone's management. Our responsibility is to express an opinion on these financial statements based on our audits.

  We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

  In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Keystone Towing, Inc. as of December 31, 1996 and 1997, and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.

                                          /s/ KPMG Peat Marwick LLP

Albany, New York
January 16, 1998,
except as to note 13(b),
which is as of May 6, 1998

                             KEYSTONE TOWING, INC.

                                 BALANCE SHEETS

                                                    DECEMBER 31
                                                -------------------  JUNE 30,
                                                  1996      1997       1998
                                                -------- ---------- -----------
                                                                    (UNAUDITED)
                    ASSETS
Current assets:
  Cash......................................... $193,165 $   71,634 $  100,312
  Trade accounts receivable....................   97,368    167,192    151,677
  Accounts receivable from employees...........    3,443      2,989      3,640
  Inventory....................................   15,000     60,990     60,510
  Note receivable--other.......................      --       5,000     87,110
  Prepaid and other current assets (note 2)....   47,684     98,111     82,958
                                                -------- ---------- ----------
    Total current assets.......................  356,660    405,916    486,207
Property and equipment, net (notes 3, 6 and
 7)............................................  598,850  1,038,776  1,044,167
Other non-current assets (note 4)..............      --      82,256     84,858
                                                -------- ---------- ----------
    Total assets............................... $955,510 $1,526,948 $1,615,232
                                                ======== ========== ==========
     LIABILITIES AND STOCKHOLDER'S EQUITY
Current liabilities:
  Current installments of notes payable (note
   6).......................................... $ 94,782 $  278,765 $  337,181
  Borrowings under lines of credit (note 6)....    7,558     73,297     96,847
  Current installment of note payable to
   stockholder (notes 6 and 10)................   31,724     35,046     33,337
  Accounts payable.............................   88,176    200,779    215,401
  Accrued payroll and related costs............   53,309     52,157     61,787
  Payable to affiliate (note 10)...............      --      40,909        --
  Other liabilities (note 5)...................  301,965    326,778    367,220
                                                -------- ---------- ----------
    Total current liabilities..................  577,514  1,007,731  1,111,773
Long-term liabilities:
  Notes payable, excluding current installments
   (note 6)....................................  156,940    349,982    349,492
  Note payable to stockholder, excluding
   current installments (notes 6 and 10).......   50,314     15,268        --
                                                -------- ---------- ----------
    Total liabilities..........................  784,768  1,372,981  1,461,265
                                                -------- ---------- ----------
Stockholder's equity:
  Common stock, $2.00 par value. Authorized
   100,000 shares; issued and outstanding
   10,000 shares in 1996 and 1997..............   20,000     20,000     20,000
  Retained earnings............................  150,742    133,967    133,967
                                                -------- ---------- ----------
    Total stockholder's equity.................  170,742    153,967    153,967
                                                -------- ---------- ----------
    Total liabilities and stockholder's
     equity.................................... $955,510 $1,526,948 $1,615,232
                                                ======== ========== ==========

                See accompanying notes to financial statements.

                             KEYSTONE TOWING, INC.

                            STATEMENTS OF OPERATIONS

                                                             SIX-MONTHS
                              YEAR ENDED DECEMBER 31        ENDED JUNE 30
                              ------------------------  ----------------------
                                 1996         1997         1997        1998
                              -----------  -----------  ----------  ----------
                                                             (UNAUDITED)
Net revenue.................. $ 3,369,354  $ 3,943,073  $1,926,852  $1,998,098
Cost of revenue..............   2,132,646    2,606,452   1,204,688   1,329,626
                              -----------  -----------  ----------  ----------
    Gross profit.............   1,236,708    1,336,621     722,164     668,472
Selling, general and
 administrative expenses.....     934,105    1,140,252     592,958     651,884
                              -----------  -----------  ----------  ----------
    Income from operations...     302,603      196,369     129,206      16,588
                              -----------  -----------  ----------  ----------
Other income (expense):
  Interest expense...........     (28,067)     (71,451)    (29,178)    (26,110)
  Interest income............       2,534        1,556         --          --
  Gain on sale of assets.....         --        36,275      36,275         --
  Other (note 10)............         --        76,312      38,156      94,244
                              -----------  -----------  ----------  ----------
    Net income............... $   277,070  $   239,061  $  174,459  $   84,722
                              ===========  ===========  ==========  ==========


                See accompanying notes to financial statements.

                             KEYSTONE TOWING, INC.

                       STATEMENTS OF STOCKHOLDER'S EQUITY

                                                                      TOTAL
                                               COMMON  RETAINED   STOCKHOLDER'S
                                                STOCK  EARNINGS      EQUITY
                                               ------- ---------  -------------
Balance at December 31, 1995.................. $20,000 $  88,465    $ 108,465
Net income--1996..............................     --    277,070      277,070
Owner Distribution............................     --   (214,793)    (214,793)
                                               ------- ---------    ---------
Balance at December 31, 1996..................  20,000   150,742      170,742
Net income--1997..............................     --    239,061      239,061
Owner distribution............................     --   (255,836)    (255,836)
                                               ------- ---------    ---------
Balance at December 31, 1997..................  20,000   133,967      153,967
Net income--six-months ended June 30, 1998
 (unaudited)..................................     --     84,722       84,722
Owner distribution--six-months ended June 30,
 1998 (unaudited).............................     --    (84,722)     (84,722)
                                               ------- ---------    ---------
Balance at June 30, 1998 (unaudited).......... $20,000 $ 133,967    $ 153,967
                                               ======= =========    =========



                See accompanying notes to financial statements.

                             KEYSTONE TOWING, INC.

                            STATEMENTS OF CASH FLOWS

                                        YEAR ENDED            SIX-MONTHS
                                        DECEMBER 31          ENDED JUNE 30
                                    --------------------  --------------------
                                      1996       1997       1997       1998
                                    ---------  ---------  ---------  ---------
                                                              (UNAUDITED)
Cash flows from operating
 activities:
  Net income....................... $ 277,070  $ 239,061  $ 174,459  $  84,722
  Adjustments to reconcile net
   income to net cash provided by
   operating activities, net of
   effects of acquisitions:
    Depreciation and amortization..   155,367    280,075     86,914    148,311
    Gain on sale of assets.........       --     (36,275)      (275)       --
    Decrease (increase) in trade
     accounts receivable...........   (11,892)   (69,824)   (26,251)    15,515
    Decrease (increase) in accounts
     receivable from employees.....    (2,015)       454         35       (651)
    Increase in inventory..........    (5,000)   (45,990)       --         --
    Decrease (increase) in prepaid
     and other current assets......    10,619    (50,427)  (138,568)    13,031
    Increase (decrease) in accounts
     payable.......................    48,580    112,603    (62,126)    14,622
    Increase (decrease) in accrued
     payroll and related costs.....    16,970     (1,152)    65,642      9,630
    Increase (decrease) in payable
     to affiliate..................       --      40,909        --     (40,909)
    Increase (decrease) in other
     liabilities...................    44,984     24,813    (45,334)    40,442
                                    ---------  ---------  ---------  ---------
      Net cash provided by
       operating activities........   534,683    494,247     54,496    284,713
                                    ---------  ---------  ---------  ---------
Cash flows from investing
 activities:
  Purchases of property and
   equipment.......................   (97,818)  (396,324)  (402,678)  (153,702)
  Proceeds from sale of assets.....       --      40,000      4,000        --
  Decrease (increase) in note
   receivable--other...............    24,351     (5,000)  (185,196)   (82,110)
                                    ---------  ---------  ---------  ---------
      Net cash used in investing
       activities..................   (73,467)  (361,324)  (583,874)  (235,812)
                                    ---------  ---------  ---------  ---------
Cash flows from financing
 activities:
  Proceeds from long-term debt.....       --      13,289    494,677    171,117
  Principal payments on long-term
   debt............................  (146,768)   (77,646)   (87,141)  (130,168)
  Borrowings on line of credit,
   net.............................     7,557     65,739     90,002     23,550
  Owner distributions..............  (214,793)  (255,836)  (150,094)   (84,722)
                                    ---------  ---------  ---------  ---------
      Net cash (used in) provided
       by financing activities.....  (354,004)  (254,454)   347,444    (20,223)
                                    ---------  ---------  ---------  ---------
Net increase (decrease) in cash....   107,212   (121,531)  (181,934)    28,678
Cash at beginning of period........    85,953    193,165    193,165     71,634
                                    ---------  ---------  ---------  ---------
Cash at end of period.............. $ 193,165  $  71,634  $  11,231  $ 100,312
                                    =========  =========  =========  =========
Supplemental disclosure of cash
 flow information:
  Cash paid during the period for:
    Interest....................... $  28,067  $  71,451  $  29,178  $  26,387
                                    =========  =========  =========  =========

                See accompanying notes to financial statements.

                             KEYSTONE TOWING, INC.

                         NOTES TO FINANCIAL STATEMENTS

                          DECEMBER 31, 1996 AND 1997

(1) DESCRIPTION OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

 (a) Description of Business

  Keystone Towing, Inc. ("Keystone") was founded in 1991. Keystone's primary business is towing, impounding and storing vehicles for municipal, governmental and commercial customers in Southern California. Keystone has one facility in Los Angeles. It operates approximately 20 vehicles. Keystone became an S-corporation under California law on June 3, 1993.

 (b) Revenue Recognition

  Keystone operates as one segment related to transportation of vehicles and equipment for customers.

  Keystone's revenue is derived from customers who require a towing service, fees related to the storage of vehicles that have been towed, and auction sales of unclaimed vehicles. Towing revenue is recognized at the completion of each towing engagement, storage fees are accrued over the period the vehicles are held in the impound facility, and revenue from auction sales are recorded when title to the vehicles has been transferred. Expenses related to the generation of revenue are recognized as incurred.

 (c) Inventories

  Inventories consist primarily of spare parts used for repair and maintenance of transportation equipment. Inventories are stated at the lower of cost or market.

 (d) Property and Equipment

  Property and equipment are stated at cost. Depreciation is determined for financial statement and tax purposes using the double-declining balance method over the estimated useful lives of the individual assets or, for leasehold improvements, over the terms of the related leases if shorter. For financial statement purposes, Keystone provides for depreciation of property and equipment over the following estimated useful lives:

   Automobiles and transportation equipment..........................    5 years
   Furniture and fixtures............................................  5-7 years
   Machinery and equipment...........................................  5-7 years
   Leasehold improvements............................................ 7-39 years

 (e) Fair Value of Financial Instruments

  Due to the short-term nature of various financial instruments and the current incremental borrowing rates available to Keystone on bank loans with similar terms and maturities, the fair value of Keystone's financial instruments approximates their carrying values.

 (f) Income Taxes

  Effective June 3, 1993, Keystone elected to file its Federal income tax returns under the S-corporation provisions of the Internal Revenue Code and was granted S-corporation status for California state tax purposes. In accordance with the Federal provisions, corporate earnings flow through and are taxed solely at the stockholder level.

  Under the provisions of the California franchise tax law, S-corporation earnings are assessed a 1.5% surtax at the corporate level and flow through to the stockholder to be taxed at the individual level. Accordingly, no income tax expense has been recorded for the years ended December 31, 1996 and 1997.

                             KEYSTONE TOWING, INC.

 (g) Use of Estimates

  Management of Keystone has made a number of estimates and assumptions relating to the reporting of assets and liabilities and the disclosure of contingent assets and liabilities to prepare these financial statements in conformity with generally accepted accounting principles. Actual results could differ from those estimates.

 (h) Interim Financial Statements

  The interim financial information included in these financial statements is unaudited but reflects all adjustments (consisting of only normal accruals) which are, in the opinion of management, necessary for a fair presentation of the results for the interim periods presented.

(2) PREPAID AND OTHER CURRENT ASSETS

  Prepaid and other current assets consists of:

                                                                  DECEMBER 31
                                                                ---------------
                                                                 1996    1997
                                                                ------- -------
   Prepaid insurance........................................... $ 6,750 $13,549
   Prepaid vehicle registration................................     --   22,010
   Miscellaneous deposits......................................  32,304  39,657
   Prepaid property taxes......................................   3,432   2,631
   Other.......................................................   5,198  20,264
                                                                ------- -------
                                                                $47,684 $98,111
                                                                ======= =======

(3) PROPERTY AND EQUIPMENT

  Property and equipment consists of the following:

                                                              DECEMBER 31
                                                         ----------------------
                                                            1996        1997
                                                         ----------  ----------
   Automobiles and transportation equipment............. $  578,891  $1,025,234
   Furniture and fixtures...............................    129,592     144,361
   Machinery and equipment..............................    240,653     270,163
   Leasehold improvements...............................    273,137     460,641
                                                         ----------  ----------
     Total..............................................  1,222,273   1,900,399
   Less accumulated depreciation and amortization.......   (623,423)   (861,623)
                                                         ----------  ----------
                                                         $  598,850  $1,038,776
                                                         ==========  ==========

  Depreciation and amortization of property and equipment in 1996 and 1997 totaled $155,367 and $274,259, respectively.

(4) OTHER NON-CURRENT ASSETS

  Other non-current assets consists of the following (see note 8):

                                                                    DECEMBER 31,
                                                                        1997
                                                                    ------------
   Goodwill........................................................   $85,572
   Covenant-not-to-compete.........................................     2,500
                                                                      -------
     Total.........................................................    88,072
   Less accumulated amortization...................................    (5,816)
                                                                      -------
                                                                      $82,256
                                                                      =======

                             KEYSTONE TOWING, INC.

  Goodwill, which represents the excess of purchase price over the fair value of net assets acquired, and covenant-not-to-compete are amortized on a straight-line basis over fifteen and five years, respectively. Amortization expense for other non-current assets totaled $5,816 in 1997.

(5) OTHER LIABILITIES

  Other liabilities consists of:

                                                                 DECEMBER 31
                                                              -----------------
                                                                1996     1997
                                                              -------- --------
   Retirement savings plan payable........................... $ 70,964 $125,261
   Parking and other taxes payable(a)........................  123,647  107,734
   Lien sale payable(b)......................................   75,299   87,938
   Insurance premiums payable................................    3,745    4,220
   Other.....................................................   28,310    1,625
                                                              -------- --------
                                                              $301,965 $326,778
                                                              ======== ========

--------
(a) Parking and other taxes payable consist primarily of obligations to remit standard parking fees to the City of Los Angeles.
(b) Lien sale payables arise from Keystone's obligation to remit to the state a portion of proceeds generated by the sale of cars impounded by Keystone but left unclaimed.

(6) INDEBTEDNESS

  Keystone has available a $75,000 line of credit with a bank, expiring January 16, 1998. Interest is payable at 10.5%. Total borrowings under this unsecured line of credit as of December 31, 1996 and 1997 amounted to $7,558 and $73,297, respectively.

  Keystone's long-term debt consists of:

                                                               DECEMBER 31
                                                           --------------------
                                                             1996       1997
                                                           ---------  ---------
   Note payable to stockholder, payable in monthly
    installments of $3,208, including interest at 10.06%,
    maturing May 1999....................................  $  82,038  $  50,314
   Notes payable to banks for various property and
    equipment, payable in monthly installments ranging
    from $427 to $5,527, including interest ranging from
    8 1/2% to 11%, and maturing at dates ranging from
    January, 1998 to April, 2002. Secured by the related
    assets...............................................    209,136    599,407
   Borrowings under a capital lease agreement, payable in
    monthly installments of $1,492, including interest at
    11%, maturing October 1999. Secured by the related
    asset ...............................................     42,586     29,340
                                                           ---------  ---------
       Total long-term debt..............................    333,760    679,061
     Less installments due within one year...............   (126,506)  (313,811)
                                                           ---------  ---------
       Long-term debt, excluding current installments....  $ 207,254  $ 365,250
                                                           =========  =========

                             KEYSTONE TOWING, INC.

  Annual maturities for the next five years are as follows:

   1998................................................................ $313,811
   1999................................................................  176,125
   2000................................................................  109,042
   2001................................................................   72,782
   2002................................................................    7,301
                                                                        --------
                                                                        $679,061
                                                                        ========

(7) LEASES

  Keystone leases the building used for its operations under a non-cancelable lease agreement. The lease is classified as an operating lease. The agreement provides for monthly rental payment of $39,630 through January 2002. Keystone is responsible for all operating costs related to the property. Total rent expense, including common area maintenance charges, for 1996 and 1997 was $488,000 and $504,000, respectively.

  Keystone is obligated under a capital lease for transportation equipment that expires in October 1999. The capital lease obligation is included in the long-term debt table and schedule of maturities in note 6.

  Future minimum lease payments under noncancellable operating leases (with initial or remaining lease terms in excess of one year) as of December 31, 1997 are:

   1998.............................................................. $  475,560
   1999..............................................................    475,560
   2000..............................................................    475,560
   2001..............................................................    475,560
   2002..............................................................     39,630
                                                                      ----------
                                                                      $1,941,870
                                                                      ==========

(8) NON-CASH TRANSACTIONS

  During March 1997, Keystone acquired, under the purchase method of accounting, certain assets of a competitor for consideration of $203,702 in the form of assumed liabilities of the selling party. The assets acquired were recorded at their estimated fair value of $115,000. In addition, Keystone secured a five year non-competition agreement from the selling party valued at $2,500. The difference between the consideration given and the fair value of assets acquired was recorded as goodwill in the amount of $85,572 (see note
4).

  During 1997, Keystone leased $205,956 of various automobile and transportation equipment through several lending institutions (see note 6).

(9) EMPLOYEE BENEFITS

  Keystone has a retirement savings and disability plan pursuant to section 414(i) of the Internal Revenue Code that is available to all employees who have at least 1,000 hours of service to Keystone during the plan year and are employed on the last day of the year. This discretionary contribution plan allows the employer discretion as to the amount to be contributed each year. Keystone's contribution payable, included in other accrued liabilities on the accompanying balance sheet, amounted to $70,964 and $125,261 as of December 31, 1996 and 1997, respectively (see note 5).

                             KEYSTONE TOWING, INC.

(10) RELATED PARTY TRANSACTIONS

  Keystone is indebted to the sole stockholder under an unsecured note, bearing interest at 10.06% per annum (see note 6).

  In the normal course of business Keystone performs subcontract towing services for a related party company owned by another related party. Keystone recognizes revenue on the towing services performed on behalf of the related party net of subcontract expenses. The net revenue, recognized on subcontract towing services performed amounted to approximately $17,000 and $19,000 for 1996 and 1997, respectively, and is included in net revenue on the statements of operations. Additionally, Keystone recognized management fee income for services performed on behalf of the related party company. Management fee income amounted to approximately $0 and $16,000 for 1996 and 1997, respectively.

  The owner of Keystone is also a 10% owner of an Official Police Garage ("OPG"). Keystone recognizes management fee income for services performed on behalf of the related party company. Management fee income amounted to approximately $0 and $60,000 for 1996 and 1997, respectively.

  The payable to related party of $40,909 on the accompanying balance sheet as of December 31, 1997 represents miscellaneous obligations to the OPG discussed above.

(11) CONTINGENT LIABILITIES

  Various legal claims arise against Keystone during the normal course of business. In the opinion of management, liabilities, if any, arising from proceedings would not have a material effect on the financial statements.

(12) CONCENTRATION OF BUSINESS RISKS

  Revenue generated from Keystone's exclusive agreement with the LAPD discussed in note 1 represented approximately 30% of total revenues in 1996 and 27% in 1997. The loss of such business could significantly effect Keystone's performance.

(13) SUBSEQUENT EVENT

  (a) During February 1998, the stockholder entered into a definitive agreement to sell Keystone to United Road Services, Inc. The sales transaction, affected through a combination of cash and common stock of United Road Services, Inc., is contingent upon the initial public offering of the common stock of United Road Services, Inc., and the consent of the Los Angeles City Council under Keystone's contract to provide police towing for a specified police district in Los Angeles. The anticipated selling price of Keystone exceeds its net assets as of December 31, 1997. Prior to the sale of Keystone, the stockholder intends to take a distribution of not more than $150,000.

  (b) On May 1, 1998, United Road Services, Inc. successfully completed the initial public offering of its common stock.